POWER OF ATTORNEY

NOTICE TO PRINCIPALS IN THE STATE OF NEW YORK Required Pursuant To

Section 5-1501B of the New York General Obligations Law

Subd.1(d)(1).

CAUTION TO THE PRINCIPAL: Your Power of Attorney is an important document. As the "principal," you give the person whom you choose

(your "agent") authority to spend your money and sell or dispose of your property during your lifetime without telling you. You do not lose your authority to act even though you have given your agent similar authority.

  When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest. "Important

Information for the Agent" at the end of this document describes your agent's responsibilities.

  Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

  You can request information from your agent at any time. If you are revoking a prior Power of Attorney by executing this Power of

Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

  You can revoke or terminate your Power of Attorney at any time for any  reason as long as you are of sound mind. If you are no longer of sound  mind, a court can remove an agent for acting improperly.

  Your agent cannot make health care decisions for you. You may execute  a "Health Care Proxy" to do this.

  The law governing Powers of Attorney is contained in the New

York  General Obligations Law, Article 5, Title 15. This law is

available at a law library, or online through the New York State

Senate or Assembly websites, www.senate.state.ny.us or

www.assembly.state.ny.us.

  If there is anything about this document that you do not

understand, you should ask a lawyer of your own choosing to

explain it to you.

 The undersigned, Herald Y. Chen, hereby appoints each of

Patrick M. Sheller, Susan M. Wylie and Joyce P. Haag, each with full power to act separately and individually, his/her agent and attorney-in-fact to:

(1)execute for the undersigned, in respect of the

undersigned's obligations in his/her capacity as a

Director of Eastman Kodak Company (the "Company"), Forms

3, 4, and 5 in accordance with Section 16(a) of the

Securities Exchange Act of 1934 and the rules thereunder;

(2) execute for the undersigned, in respect of the

undersigned's obligations in his/her capacity as a

Director of the Company, Form 144 in accordance with the

Securities Exchange Act of 1934 and the rules thereunder;

(3) perform any and all acts for the undersigned which may

be necessary or desirable to complete and execute any

such Form 3, 4 or 5, or Form 144 and file such form with

the United States Securities and Exchange Commission and

any stock exchange or similar authority for and on behalf

of the undersigned upon receipt by the agent of

information from or about the undersigned requiring such

filing; and

(4)take any other action of any type whatsoever in

connection with the foregoing which, in the opinion of

such agent, may be of benefit to, in the best interest

of, or legally required by, the undersigned, it being

understood that the documents executed by such agent on

behalf of the undersigned pursuant to this Power of

Attorney shall be in such form and shall contain such

terms and conditions as such agent may approve in his or

her discretion.

The undersigned hereby grants to his agent full power and

authority to do anything that is necessary or desirable in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned could do if

personally present, with full power of substitution or revocation,

hereby ratifying and confirming all that such agent, or such agent's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing agent, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934 and Section 5 of the

Securities Act of 1933.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and

5 and Form 144 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing agent.

This Power of Attorney shall be "durable" and shall survive

the incapacitation of the undersigned and until actual notice is received by the agents named herein of the undersigned's death.

The execution of this Power of Attorney does not revoke any

other power of attorney previously executed by the undersigned.

IN WITNESS WHEREOF, the undersigned has caused this Power of

Attorney to be executed as of this 1st day of October,

2009.

/s/Herald Y. Chen

State of California

County of San Mateo

 On the 1st day of October in the year 2009 before me,

Emily R. Santos, Notary Public

undersigned, personally appearedAdam Herbert Clammer,

personally known to me or proved to me on the basis of

satisfactory evidence to be the individual whose name is

subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

Commission - 1626351

exp. December 3, 2009